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                                                                    Exhibit 99.1

              SUBSCRIPTION CERTIFICATE FOR NON-TRANSFERABLE RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
METROPOLITAN FINANCIAL CORP. PROSPECTUS DATED              , 2001, AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE SUBSCRIPTION AGENT.

CERTIFICATE NUMBER ---------------------------
                                                                                    --------------------- RIGHTS

                             CERTIFICATE FOR RIGHTS
                          METROPOLITAN FINANCIAL CORP.

                               RIGHTS CERTIFICATE
                    EVIDENCING RIGHTS TO PURCHASE ONE SHARE
                     OF COMMON STOCK FOR EACH RIGHT ISSUED

              THE RIGHTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED

            VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT PRIOR TO
                           5:00 P.M. EASTERN TIME ON
             THE EXPIRATION DATE OF          , 2001, OR SUCH LATER
           DATE AS MAY BE ESTABLISHED BY METROPOLITAN FINANCIAL CORP.

   EXPIRATION DATE:          , 2001, OR SUCH LATER DATE AS MAY BE ESTABLISHED

                   PRICE: $         PER SHARE OF COMMON STOCK

REGISTERED OWNER:

    THIS CERTIFIES THAT THE REGISTERED OWNER OF THIS SUBSCRIPTION CERTIFICATE, WHOSE NAME IS INSCRIBED ABOVE, IS THE OWNER OF THE NUMBER OF RIGHTS SET FORTH ABOVE, EACH OF WHICH ENTITLES THE OWNER TO SUBSCRIBE FOR ONE SHARE OF COMMON STOCK OF METROPOLITAN AT THE PRICE STATED ABOVE, PURSUANT TO THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS AND THE INSTRUCTIONS REGARDING SUBSCRIPTION CERTIFICATES. THE SUBSCRIPTION RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE HAVE BEEN ISSUED TO HOLDERS OF THE COMMON STOCK OF
METROPOLITAN AS OF THE CLOSE OF BUSINESS ON          , 2001, AND SUCH RIGHTS MAY
BE EXERCISED BY DULY COMPLETING SECTION 1 ON THE REVERSE SIDE HEREOF.

    DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO THE SUBSCRIPTION AGENT PURSUANT TO THE NOTICE OF GUARANTEED DELIVERY MAY BE SPECIFIED BY COMPLETING SECTION 2 ON THE REVERSE SIDE HEREOF. SPECIAL DELIVERY INSTRUCTIONS MAY BE SPECIFIED BY COMPLETING SECTION 3 ON THE REVERSE SIDE HEREOF.

IMPORTANT: Complete appropriate portion of reverse side.

DATE: ---------- , 2001                             METROPOLITAN FINANCIAL CORP.
                                                    By: KENNETH T. KOEHLER
                                                        PRESIDENT AND CHIEF OPERATING OFFICER

TO: Subscription Agent                              Expiration Date: --------------- , 2001
    Georgeson Shareholder Communications Inc.

By Mail:                            By Overnight Courier:             By Hand:
--------------------------------    --------------------------------  --------------------------------
P.O. Box 2065                       111 Commerce Road                 110 Wall Street, 11th Floor
South Hackensack, NJ 07606-9974     Carlstadt, NJ 07072               New York, NY 10005
                                    Attn: Reorg. Dept.                Attn: Mary Feeney

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SECTION 1. EXERCISE AND SUBSCRIPTION

    The undersigned hereby irrevocably subscribes for the number of whole shares of common stock indicated below upon the terms and conditions specified in the Prospectus, receipt of which is acknowledged. The over-subscription election may be made only if all shares purchasable by the undersigned through subscription rights are subscribed for below.

(A) Exercise of Subscription Rights:                              x   $          per share =   $
                                             ------------------       --------                 ------------
                                             (number of shares)
(B) Over-subscription Privilege Election:                         x   $          per share =   $
                                             ------------------       --------                 ------------
                                             (number of shares)
(C) Total Payment Required (sum of the                                                         $
above)
                                                                                               ============

METHOD OF PAYMENT (CHECK ONE)

NOTE:  Personal checks are not valid payment.

[ ] Certified check, cashier's check or bank draft drawn upon a U.S. bank or a postal, telegraphic or express money order payable in U.S. dollars, payable to "Georgeson Shareholder Inc., as Subscription Agent".

[ ] Wire transfer of immediately available funds directed to the subscription account maintained by Georgeson Shareholder Inc., the Subscription Agent, for such purpose at the Provident Bank, One East Fourth Street, Cincinnati, OH 45202 ABA No. #042000424 Account No. #0282-872 for further credit to Georgeson Shareholder Inc. as Agent for Metropolitan Financial Corp.

    If the undersigned has not specified the number of shares of common stock being subscribed for pursuant to the exercise of subscription rights, or does not forward full payment of the Total Payment Required for the number of shares of common stock that the undersigned indicates are being exercised, such person will be deemed to have exercised the maximum whole number of rights that may be exercised with the payment delivered. If the payment forwarded to the Subscription Agent is greater than the amount owed for the number of shares of common stock to be purchased pursuant to the exercise of all subscription rights (the " Subscription Excess" ), the undersigned will be deemed to have exercised the over-subscription privilege to purchase, to the extent available, the maximum number of shares of common stock purchasable with the Subscription Excess. The amount of additional shares of common stock for which a holder may subscribe pursuant to the over-subscription privilege is not limited, but is subject to share availability and subject to allocation of shares. If the full payment is not applied to the purchase of shares of common stock, the undersigned will be refunded the amount of any overpayment, sent via mail, without interest, as soon as practicable after the Expiration Date.

SECTION 2. NOTICE OF GUARANTEED DELIVERY

[ ] Check here if subscription rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to 5:00 p.m. Eastern Time on the Expiration Date and complete the following:

Name(s) of registered owner(s):

Window Ticket Number (if any):

Name of Institution which guaranteed delivery:

SECTION 3. SPECIAL DELIVERY INSTRUCTIONS

Name and/or address for mailing of securities or overpayment, if other than as shown on the reverse hereof:

Name:

Address:

[ ] Check here if permanent change of address

Please give your daytime telephone number:

                    SUBSTITUTE FORM W-9 (MUST BE COMPLETED)

--------------------------------------------------  Date: ----------, 2001
(Signature of holder)

--------------------------------------------------
(Print name of holder)

Taxpayer I.D. Number or Social Security Number:

The above must be signed by the holder(s) exactly as name(s) appears on the reverse side of this Subscription Certificate. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name: (print)

Taxpayer I.D. or Social Security Number:

Capacity:

Address:

Business Telephone Number:

Home Telephone Number: